Contact:  Kevin Gregory, CFO
(859) 586-0600 x1424
KGregory@Pomeroy.com

POMEROY IT SOLUTIONS SELECTS NEW INDEPENDENT REGISTERED  PUBLIC ACCOUNTANTS

JULY 27, 2006 - HEBRON, KY
Pomeroy IT Solutions, Inc. (NASDAQ: PMRY), today announced that it has appointed BDO Seidman, LLP ("BDO Seidman") as the Company's independent Accountants, effective July 24, 2006. The selection of a new auditing firm was not the result of any disagreement between Pomeroy IT Solutions and its previous auditors on any matter of accounting practices or financial disclosure.

BDO Seidman was selected from a field of several nationally recognized public accounting firms. BDO Seidman was chosen by the Company's audit committee based on its service philosophy and its record of exemplary service.

In addition, the Company also announced that Mark Spitz has joined the Company as Vice-President and General Counsel. Mark most recently worked for Luxottica Retail, where he held senior level legal positions.


ABOUT POMEROY IT SOLUTIONS, INC.

As an international technology services and solutions provider, Pomeroy IT Solutions unites core competencies in IT Outsourcing Services and Professional Services. Some of the Company's services include consulting, project management, application development, integration, staffing, and technology sourcing. Pomeroy's capabilities as an end-to-end services and technology sourcing provider set the Company apart as a unique, one-stop alternative. This combination helps its Fortune 1000, government, and mid-market clients realize their business goals and objectives by leveraging information technology to simplify complexities, increase productivity, reduce costs, and improve profitability.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Securities Act of 1993, as amended, and the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by such terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue", "projects", "intends", "prospects", "priorities", or negative of such terms or other comparable terminology. These statements are only predictions. These statements related to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our markets' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements. All forward-looking statements speak only as of the date made and we undertake no obligation to update these forward-looking statements.